SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **AURUM EXPLORATIONS, INC.**, did on April 27, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 27, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

April 27, 2007

Job Number	Corporation Number	
C20070427-2200	E0297322007-6	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Articles of Incorporation	20070295424-15	April 27, 2007 01:00:35 PM
Corporation Name	**Resident Agent**	
AURUM EXPLORATIONS, INC.	INC. PLAN OF NEVADA	

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

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Secretary of State
[illegible]
Carson City, Nevada [illegible]

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20070295424-15
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 04/27/2007 1:00 PM
	Entity Number E0297322007-6

[illegible] ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	AUBURN EXPLORATIONS, INC.
2. Resident Agent Name and Street Address:	[illegible] Name; [illegible] Street Address, City, State, Zip Code; (OPTIONAL) Mailing Address, City, State, Zip Code
3. Shares:	Number of shares with par value: 70,000,000 Par value per share: $0.001 Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees:	1. [illegible] Name; [illegible] Street Address, City, State, Zip Code; 2. Name; Street Address, City, State, Zip Code; 3. Name; Street Address, City, State, Zip Code
5. Purpose: (optional)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator:	[illegible] Name; Signature; [illegible] Address; [illegible] City, State, Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [illegible] Authorized Signature of R. A. or On Behalf of R. A. Company; April 27, 2007 Date

This form must be accompanied by appropriate fees.

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